Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-264726) on Form F-4 of our report dated May 5, 2022, relating to the consolidated financial statements of Hypebeast Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Deloitte Touche Tohmatsu

Hong Kong, China

June 29, 2022